Exhibit 22


                                AMENDMENT NO. 1

                                      TO

                         AGREEMENT AND PLAN OF MERGER


               AMENDMENT NO. 1, dated as of February 12, 1996, among ROCKEFELLER CENTER PROPERTIES, INC., a Delaware corporation ("RCPI"), WHITEHALL STREET REAL ESTATE LIMITED PARTNERSHIP V, a Delaware limited partnership ("Whitehall"), ROCKPROP, L.L.C., a Delaware limited liability company ("Rockprop"), DAVID ROCKEFELLER ("Rockefeller"), EXOR GROUP S.A., a Luxembourg investment holding company ("Exor"), TROUTLET INVESTMENTS CORPORATION, a British Virgin Islands private company ("Troutlet," and together with Whitehall, Rockprop, Rockefeller and Exor, the "Investors"), RCPI HOLDINGS INC., a Delaware corporation ("Parent"), RCPI MERGER INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), to the Agreement and Plan of Merger, dated as of November 7, 1995 (the "Merger Agreement"), among RCPI, Parent, Sub and the Investors.

               WHEREAS, the parties hereto desire to amend the Merger Agreement as set forth herein.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

               1.    Defined Terms; Section References.

               Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. Unless otherwise indicated, all section references herein are to Sections of the Merger Agreement.

               2.    Merger of Sub into Parent.

               Prior to the Effective Time, in accordance with the DGCL, Sub shall be merged with and into Parent, the separate corporate existence of Sub shall cease and Parent shall be the surviving corporation in the merger. In accordance with the DGCL, all of the rights, privileges, powers, immunities, purposes and franchises (collectively, "Rights") of Parent and Sub (including, without limitation, the Rights of each of Parent and Sub under the Merger Agreement) shall vest in Parent, and all of the debts, liabilities, obligations and duties (collectively, "Obligations") of Parent and Sub (including, without limitation, the Obligations of each of Parent and Sub under the Merger Agreement) shall become the Obligations of Parent.

               3.    Certain Bankruptcy-related Matters.

               (a)  The final sentence of Section 4.2(h)(i) shall be revised
(i) by inserting after the phrase "but in any event so as to allow the Joint Plan for Borrower" the phrase "or any Alternative Chapter 11 Plan (as defined below)" and (ii) by deleting the words "February 29, 1996" and replacing such words with the words "March 31, 1996."

               (b) The second sentence of Section 5.2(e) shall be amended and restated as follows:

               The maximum amount to be provided (or assumed) by RCPI under the Joint Plan for Borrower or under any Alternative Chapter 11 Plan to be used to fund liabilities of the Borrower or its estate shall not exceed (x) $20 million (exclusive of the debtor-in-possession financing permitted under Section 4.2(b)(Q)) of liabilities related to administrative expenses, claims entitled to priority under the Bankruptcy Code, cure payments relating to leases and other executory contracts to be assumed (including tenant improvements) reasonably acceptable to Parent, and certain general unsecured claims reasonably acceptable to Parent, and (y) all unpaid Allowed Ordinary Course Administrative Operating Expense Claims (as defined in the Joint Plan for Borrower or an Alternative Chapter 11 Plan), subject to the right to object to such claims as provided for under the Joint Plan for Borrower or an Alternative Chapter 11 Plan.

               (c) In addition to the conditions to the obligations of Parent and each of the Investors set forth in Section 5.2, the obligations of Parent and each of the Investors under the Merger Agreement to consummate the transactions contemplated thereby are subject to the satisfaction of the condition that all conditions to the occurrence of the effective date of the Joint Plan for Borrower or an Alternative Chapter 11 Plan shall have been satisfied or waived.

               4.    GSMC Loans.

               (a) Section 4.4(b) shall be amended by adding the following language immediately after the words "plus (B) $12 million to pay Permitted Expenses if the Closing Date shall not have occurred on or before December 31, 1995,":

               "plus (C) $2.5 million to pay Permitted Expenses if the Closing Date shall not have occurred on or before March 31, 1996,".

               (b) Section 4.4(b) shall be further amended by replacing the word "and" immediately prior to clause (2) with a "," and adding the following language at the end of the first sentence:

               "and (3) of the amount described in clause (C), an amount sufficient to pay all interest that will become due from RCPI to Whitehall and GSMC on or before April 30, 1996 shall be available only to pay such interest".

               (c) Section 4.4(b) shall be further amended by replacing the words "March 31, 1996" in the proviso in the second sentence thereof with the words "April 30, 1996".

               5.    Satisfaction of Certain Conditions.

               The parties acknowledge and agree that the conditions to the obligations of Parent and each Investor to consummate the transactions contemplated by the Merger Agreement set forth in Sections 5.2(j) and (k) have been satisfied.

               6.    Additional Matter.

               As of the date hereof, none of the Investors has actual knowledge of the occurrence of a material adverse change in the financial condition of RCPI or the financial or physical condition of the Property since December 31, 1994 within the meaning of Section 5.2(c).

               7.    Termination Date.

               Section 6.1(d) shall be amended by deleting the words "March 31, 1996" from the first clause thereof, and replacing such words with the words "April 30, 1996."

               8.    Schedule A.

               Schedule A to the Merger Agreement shall be amended to include the cash flow projections for RCPI set forth on Schedule 1 hereto.

               9.    Miscellaneous.

               (a) This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby); provided, however, that with respect to matters of corporate law, the DGCL shall govern.

               (b) Except as amended hereby, the Merger Agreement shall in all respectus continue in full force and effect.

               (b) This Amendment No. 1 may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

               IN WITNESS WHEREOF, each of the parties has signed or caused this Agreement to be signed as of the date first above written.

                           ROCKEFELLER CENTER PROPERTIES, INC.



                           By:  /s/ Richard M. Scarlata
                                ___________________________________
                                Name:  Richard M. Scarlata
                                Title: President and Chief Executive
                                       Officer


                           RCPI HOLDINGS INC.



                           By:  /s/ Barry S. Volpert
                                ___________________________
                                Name:  Barry S. Volpert
                                Title: Vice President


                           RCPI MERGER INC.



                           By:  /s/ Barry S. Volpert
                                ___________________________
                                Name:  Barry S. Volpert
                                Title: Vice President


                           WHITEHALL STREET REAL ESTATE
                             LIMITED PARTNERSHIP V


                           By:   W.H. Advisors L.P. V,
                                 General Partner

                                  By:  WH Advisors, Inc. V,
                                       General Partner

                                        By: /s/ Ralph F. Rosenberg
                                            __________________________
                                            Name:  Ralph F. Rosenberg
                                            Title: Vice President


                           ROCKPROP, L.L.C.


                           By:  Tishman Speyer Crown Equities,
                                 its Managing Member

                                 By:  Tishman Speyer Associates
                                       Limited Partnership, General
                                       Partner

                                       By: /s/ Jerry I. Speyer
                                          _________________________
                                          Name:  Jerry I. Speyer
                                          Title: General Partner

                                 By:  TSE Limited Partnership,
                                       General Partner

                                       By:  /s/ Charles H. Goodman
                                            ________________________
                                            Name:  Charles H. Goodman
                                            Title: General Partner

                                /s/ David Rockefeller   *
                                 ______________________
                                 David Rockefeller

                           *By:   /s/ Peter W. Herman
                                 ______________________
                                 Peter W. Herman
                                 Attorney-in-Fact


                           EXOR GROUP S.A.



                           By:  /s/ Ernest Rubenstein
                                ________________________
                                Name:  Ernest Rubenstein
                                Title: Attorney-in-Fact


                           TROUTLET INVESTMENTS CORPORATION



                           By:  /s/ Squire N. Bozorth
                                ________________________
                                Name:  Squire N. Bozorth
                                Title: Attorney-in-Fact



                           For Purposes of Section 4 hereof only:

                           GOLDMAN SACHS MORTGAGE COMPANY

                           By:  Goldman Sachs Real Estate Funding
                                Corp., General Partner

                           By:  /s/ Steven T. Mnuchin
                                ________________________
                                Name:  Steven T. Mnuchin
                                Title: President



                                                                   Schedule 1

                  Projected REIT Cash Flow for April 1996(*)
                  ------------------------------------------


Cash Sources                                             April 1996
------------                                             ----------

Beginning Cash Balance                                         $0.2

Estimated Interest Income                                        -

GSMC Loan                                                       2.5
                                                               ____
                                                               $2.7
Cash Requirements
-----------------

Interest Expense

         Current Coupon Convertible
         Debentures                                              -

         Zero Coupon Convertible
         Debentures                                              -

         Floating Rate Notes                                     -

         14% Debentures                                          -

         Working Capital                                         -

Total Interest Expense                                           -

Total G&A Expenses                                             $1.7

Swap Expenses                                                   0.9

Repayment of Unsecured Debt                                      -
                                                               ____
Total Cash Requirements                                        $2.6

Ending Cash Balance(**)                                        $0.1
_____________
       (*) All numbers have been rounded to the nearest $100,000.

      (**) Assumes waiver of the net cash flow sweep and interest reserve requirements upon signing of the Merger Agreement.